UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Name of Registrant as Specified In Its Charter)

Steven J. Glusband, Esq.

Austin D. Keyes, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005

(212) 732-3200

glusband@clm.com

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
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	4)	Date Filed:

SPDR® Gold Trust Consent Solicitation – Sponsored by World Gold Trust Services, LLC

Record Date: June 9, 2014

Mail Date: June 26, 2014 (approximately)

Vote Cut-off Date: August 29, 2014

Additional Materials:

Item 1.	Hard-copy reminder mailer to shareholders - US.

Item 2.	E-mail reminder mailer to shareholders - US.

Item 1

VOTING PERIOD EXTENDED TO AUGUST 29, 2014

PLEASE VOTE! YOUR VOTE IS NEEDED!

Dear Shareholder,

SPDR® Gold Trust is seeking your approval on two important proposals designed to both modernize and simplify the Trust. The details of these proposals can be found in the consent solicitation statement that was included in our initial mailing to you and is also available on our website, www.spdrgoldshares.com. Although the response of our shareholders who have voted has been extraordinarily positive, we need your favorable vote in order to pass these important proposals.

The Board of Directors of World Gold Trust Services, LLC, Sponsor of the SPDR® Gold Trust, recommends that you vote “FOR” the proposals. In addition, ISS Proxy Advisory Services and Glass Lewis & Co. LLC, two of the most prominent independent proxy advisory services, each recommend voting “FOR” these proposals.

It is important that we receive your vote by August 29, 2014 because it will help to avoid further adjournments. If you have any questions or would like to vote, please call the number listed below:

1-855-601-2254

Your vote is important no matter the size of your holdings. The SPDR® Gold Trust has made it very easy for you to vote. Choose one of the following methods:

Vote by Internet	Vote by Mail	Call

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received by August 29, 2014.

Call the phone number above Monday – Friday, 9:30am – 10pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

On behalf of the Board of Directors of World Gold Trust Services, LLC, please accept my thanks for your participation in this important matter.

Sincerely,

Kevin Feldman

Chief Executive Officer

World Gold Trust Services, LLC

Item 2

PROXYVOTE.COM

You elected to receive shareholder communications and submit voting instructions via the Internet. This e-mail notification contains information specific to your holding(s) in the security identified below.

Please read the instructions carefully before proceeding.

This is a NOTIFICATION of the:

SPDR(R) GOLD TRUST 2014 Consent Solicitation of Stockholders.

VOTING CUT-OFF: August 29, 2014

RECORD DATE: June 9, 2014

CUSIP NUMBER: 78463V107

ACCOUNT NUMBER: 3456789012345678901

CONTROL NUMBER: 012345678901

You can enter your voting instructions and view the shareholder material at the Internet site below. If your browser supports secure transactions, you will automatically be directed to a secure site.

https://www.proxyvote.com/0012345678901

Note: If your e-mail software supports it, you can simply click on the above link.

To view the documents below, you may need Adobe Acrobat Reader. To download the Adobe Reader, click on the URL address below:

http://www.adobe.com/products/acrobat/readstep2.html

The relevant supporting documentations can also be found at the following Internet site(s):

CONSENT STATEMENT

https://materials.proxyvote.com/Approved/MC0256/20140609/NPS_212727.PDF

Shareholder Letter

https://materials.proxyvote.com/Approved/MC0256/20140730/SHLTR_215916.PDF

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Your InvestorDelivery Enrollment Number is:	M012345678901

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

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